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EXHIBIT 21.1

List of Subsidiaries

        The following is a list of the Company's wholly owned subsidiaries:

Name (All 100% Owned)	State or Jurisdiction of Incorporation or Organization
A.D.E. of Ark-La-Tex, Inc.	Louisiana
A.D.E. of Knoxville, LLC	Tennessee
ADESA Auctions Canada Corporation	Canada
ADESA Arkansas, LLC	Delaware
ADESA Ark-La-Tex, LLC	Louisiana
ADESA Atlanta, LLC	New Jersey
ADESA Automotive Services, LP	Canada
ADESA Birmingham, LLC	Alabama
ADESA California, LLC	California
ADESA Canada Corporation	Canada
ADESA Charlotte, LLC	North Carolina
ADESA Colorado, LLC	Colorado
ADESA Corporation, LLC	Indiana
ADESA Des Moines, LLC	Iowa
ADESA Florida, LLC	Florida
ADESA Importation Services, Inc.	Michigan
ADESA Indianapolis, LLC	Indiana
ADESA Lansing, LLC	Michigan
ADESA Lexington, LLC	Kentucky
ADESA Mexico, LLC	Indiana
ADESA Missouri, LLC	Missouri
ADESA Montreal Corporation	Canada
ADESA New Jersey, LLC	New Jersey
ADESA New York, LLC	New York
ADESA Ohio, LLC	Ohio
ADESA Oklahoma, LLC	Oklahoma
ADESA Pennsylvania, Inc.	Pennsylvania
ADESA Phoenix, LLC	New Jersey
ADESA Properties Canada, Inc.	Delaware
ADESA Remarketing Services Inc.	Canada
ADESA South Florida, LLC	Indiana
ADESA Southern Indiana, LLC	Indiana
ADESA Texas, Inc.	Texas
ADESA Virginia, LLC	Virginia
ADESA Washington, LLC	Washington
ADESA Wisconsin, LLC	Wisconsin
Adesur S. de R.L. de C.V.	Mexico
AFC Funding Corporation	Indiana
Asset Holdings III, L.P.	Ohio
Auction Vehicles of Mexico, S. de R.L. de C.V.	Mexico
Auto Banc Corporation	New Jersey
Auto Dealers Exchange of Concord, LLC	Massachusetts
Auto Dealers Exchange of Memphis, LLC	Tennessee
Automotive Finance Canada Inc.	Canada
Automotive Finance Corporation	Indiana
Automotive Recovery Services, Inc.	Indiana
AutoVIN Canada Inc.	Canada
AutoVIN, Inc.	Indiana
CAAG Transport Ltd.	Canada
Impact Auto Auctions Ltd.	Canada
IRT Receivables Corp.	Indiana
PAR, Inc.	Indiana
Suburban Auto Parts Inc.	Canada
3048538 Nova Scotia Company	Canada
3048540 Nova Scotia Company	Canada
504811 NB Ltd.	Canada
51937 Newfoundland & Labrador Limited	Canada
79378 Manitoba Inc.	Canada

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List of Subsidiaries